UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2022

SOLLENSYS CORP

(Exact name of registrant as specified in its charter)

Nevada	000-56448	80-0651816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2475 Palm Bay Rd. NE, Suite 120

Palm Bay, FL 32905

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 438-7657

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K (the “Prior 8-K”) filed with the Securities and Exchange Commission on April 13, 2022 by Sollensys Corp (the “Company”), on April 7, 2022, the Celerit Merger (as such term is defined in the Prior 8-K) closed. On December 1, 2017, prior to the closing of the Celerit Merger, Celerit Corporation (“Celerit”) entered into a Third Party Vendor Agreement, as subsequently amended (the “Agreement”), with a third party. Pursuant to the terms of the Agreement, on May 27, 2022, the third party paid to the Company a lump sum of $3,019,852.28 to terminate the Agreement. The Company will continue to provide services to the third party, however, as a subcontractor to another third party. In its capacity as a subcontractor, the Company expects to receive approximately $208,000 per month in 2022. The subcontractor arrangement may be terminated at any time upon 30 days’ prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sollensys Corp

Date: June 2, 2022	By:	/s/ Donald Beavers
Donald Beavers
Chief Executive Officer

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